UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 24, 2015
Date of Report (Date of earliest event reported)

__________________
THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

(310) 207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously announced, on March 31, 2015, The Rubicon Project, Inc. (“Rubicon Project” or the “Company”) entered into an Arrangement Agreement (the “Arrangement Agreement”) with Chango Inc. (“Chango”), 2459502 Ontario Inc., an indirect wholly owned subsidiary of the Company (“Sub”), the Supporting Shareholders (as defined in the Arrangement Agreement), Fortis Advisors LLC, as the Securityholder Representative (as defined in the Arrangement Agreement), and certain persons delivering joinder agreements therewith. On April 20, 2015, the parties entered into an amendment agreement (the “Amendment Agreement”) to amend and restate the plan of arrangement to reflect certain non-material amendments to it. The Chango shareholders adopted and approved the Arrangement Agreement and the transactions contemplated thereby on April 20, 2015. The Ontario Superior Court of Justice (Commercial List) (the “Court”) issued a final order approving the statutory plan of arrangement (the “Arrangement”) on April 22, 2015. On April 24, 2015, Sub acquired all of the equity interests of Chango by way of the Arrangement and Chango became an indirect, wholly owned subsidiary of Rubicon Project.
Pursuant to the Arrangement, each outstanding share of capital stock of Chango was automatically converted at the effective time of the Arrangement into the right to receive 0.3364 of a share of Rubicon Project common stock, par value $0.00001 per share. An aggregate of 4,424,529 shares of Rubicon Project common stock were issued to shareholders of Chango at the closing, of which an aggregate of 871,969 shares were placed in escrow to cover post-closing indemnification obligations of the Chango shareholders and certain employee matters. In addition, each outstanding option to purchase Chango shares was converted into an option to purchase 0.3364 of a share of Rubicon Project common stock (with the exercise price being adjusted accordingly). The value of Rubicon Project common stock used to determine the number of shares issued at closing and the exchange ratio applicable to the assumed options was $18.77 per share.
The Company also used approximately $9 million of cash to repay Chango’s outstanding indebtedness and pay Chango’s unpaid transaction expenses. In addition to the shares to be issued at closing, the Arrangement Agreement contemplates the issuance as an earnout of up to approximately $18 million of Rubicon Project common stock based upon Chango’s performance against certain agreed-upon operating objectives for the year ending December 31, 2015. The Company also plans to issue new employment-based restricted stock units to Chango employees.
The foregoing description of the completion of the acquisition of Chango pursuant to the Arrangement Agreement and the plan of arrangement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copy of the Arrangement Agreement, including the plan of arrangement attached thereto, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2015 and is incorporated herein by reference, and the copy of the Amendment Agreement, including the amended and restated plan of arrangement attached thereto, which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 3.02. Unregistered Sale of Equity Securities.
To the extent required by Item 3.02 of Form 8-K, the information relating to the Arrangement contained or incorporated by reference into Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Company common stock issued in connection with the Arrangement were issued in reliance upon an exemption from registration under U.S. federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Arrangement Agreement, the Court was advised of the intention to rely on the exemption under Section 3(a)(10), the Company provided adequate notice of a public hearing that was open to all persons to whom the securities were to be issued, and the Court approved the procedural and substantive fairness of the terms and conditions of the Arrangement.
Item 7.01. Regulation FD Disclosure.
On April 27, 2015, the Company issued a press release announcing the consummation of the Arrangement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The Company intends to file the financial statements of Chango required by Item 9.01(a) of Form 8-K as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
The Company intends to furnish the pro forma financial information required by Item 9.01(b) of Form 8-K as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits

Exhibit Number	Description
2.1	Amendment Agreement, dated as of April 20, 2015, by and among, The Rubicon Project, Inc., Chango Inc., and Fortis Advisors LLC, as the Securityholder Representative.
99.1	Press release, dated April 27, 2015 (solely furnished and not filed for purposes of Item 7.01).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: April 27, 2015	By:	/s/ Jonathan Feldman
Jonathan Feldman
Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description
2.1	Amendment Agreement, dated as of April 20, 2015, by and among, The Rubicon Project, Inc., Chango Inc., and Fortis Advisors LLC, as the Securityholder Representative.
99.1	Press release, dated April 27, 2015 (solely furnished and not filed for purposes of Item 7.01).